EXHIBIT 23.1

Washington, DC              Boston, MA                 London,UK*

       HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
*BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE
LAW FIRM)


                       Counsellors  at  Law

          60 State Street, Boston, Massachusetts  02109
                 617-526-6000   fax 617-526-5000

                       Christian M. Ehrbar

                          617-526-6605
                     christian.ehrbar@haledorr.com


                                   November 6, 1998

BY ELECTRONIC SUBMISSION
Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549-1004

     Re:  Filene's Basement Corp.
          1998 Stock Incentive Plan
          Registration Statement on Form S-8

Ladies and Gentlemen:

     Submitted herewith for filing on behalf of Filene's Basement Corp. (the "Company"), and for the purpose of registering 750,000 shares of the Company's Common Stock, $.01 par value per share, is a Registration Statement on Form S-8 for the Company's 1998 Stock Incentive Plan (the "Plan"). This filing is being effected by direct transmission to the Commission's EDGAR System.

     On November 6, 1998, in anticipation of this filing, the Company caused the filing fee of $382.00 to be transferred by wire to the Commission's account at the Mellon Bank in Pittsburgh, Pennsylvania.

     If you have any questions about this filing, please contact the undersigned at (617) 526-6605. Thank you very much for your assistance.

                                   Very truly yours,

                                   /s/ Christian M. Ehrbar
Enclosures

cc:  Steven R. Siegel, Esq.
     Philip P. Rossetti, Esq.
     Peter L. Gray, Esq.